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                                    CONFIDENTIAL
                           INTERACTIVE SERVICES AGREEMENT

          This Interactive Services Agreement (this "Agreement"), effective as of October 1, 1998 (the "Effective Date"), is made and entered into by and between (i) America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, and (ii) Straight Arrow Publishers Co., L.P., a Delaware limited partnership, with its principal offices at 1290 Avenue of the Americas, 2nd Floor, New York, NY 10104 and JAM TV Corporation, a Delaware corporation, with its principal offices at 640 N. LaSalle Street, Suite 560, Chicago, Illinois 60610 (collectively, "Interactive Content Provider" or "ICP") (each of AOL and ICP, a "Party" and collectively the "Parties").

                                    INTRODUCTION

          AOL and ICP each desires that ICP provide the Online Area through the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement or in Exhibit C shall be as defined on Exhibit B attached hereto.

                                       TERMS

1.        DISTRIBUTION; PROGRAMMING

          1.1 ANCHOR TENANCY. Beginning on the Launch Date, ICP shall receive anchor tenant distribution within the Music subchannel of the Entertainment channel (or any specific successor(s) thereof) offered on the AOL Service, as follows: AOL shall (a) continuously and prominently place an agreed-upon ICP logo or banner (an "Anchor Tenant Button") on each of (i) the Music subchannel screen and (ii) the Music genre (i.e., Rock/Pop, R&B/Rap, Classical, Alternative, Jazz and Country) screens within the Music subchannel (or any specific successor(s) thereof) which Anchor Tenant Buttons shall link to the Online Area, (b) provide ICP with the keyword "Rolling Stone" which shall link to the Online Area, and (c) list the Online Area in AOL's "Directory of Services" and "Find" features. Except to the extent expressly described herein, the exact form, placement and nature of the Anchor Tenant Buttons shall be determined by AOL in its reasonable editorial discretion; provided, however, that ICP's Anchor Tenant Buttons each shall be of equal or greater size than the anchor tenant button of any other standard anchor tenant which is continuously displayed on the same screen. So long as ICP is in compliance with the terms of this Agreement, no more than three (3) other parties shall receive standard anchor tenant continuous placement on the Music subchannel screen along with ICP. For purposes of this Agreement, Music Boulevard shall not be deemed to be an anchor tenant.

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          1.2  ONLINE AREA.  ICP shall work diligently to develop and implement the Online Area, consisting of the specific Content described on Exhibit A.1 attached hereto. ICP shall develop the design of the Online Area in consultation with AOL and in accordance with any standard design and content publishing guidelines provided to ICP by AOL (including, without limitation, any HTML publishing guidelines). ICP shall not authorize or permit any third party to distribute the Licensed Content or any other substantial amount of Content of ICP through the AOL Network absent AOL's prior written approval, which shall not be unreasonably withheld. The inclusion of any additional Content in the Online Area (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A-1 shall be subject to AOL's prior written approval, which shall not be unreasonably withheld.

          1.3 LICENSE. ICP hereby grants AOL a worldwide license to use, market, license, store, distribute, display, communicate, perform, transmit and promote the Licensed Content (or any portion thereof) and the ICP Internet Site through such areas or features of the AOL Network as AOL deems appropriate, including without limitation the right to integrate Content from the ICP Internet Site or another Linked Interactive Site by linking to specific areas on the ICP Internet Site, provided that the link to any such Content on the AOL Network shall conform with the specifications set forth on Exhibit D. Any disaggregation of the Licensed Content by AOL shall be for the purpose of promoting the Licensed Content and shall contain a link to the Online Area or the ICP Internet Site.
               In addition, AOL shall not extract complete articles or stories from the Online Area or the ICP Internet Site and post them elsewhere on the AOL Network without ICP's consent. AOL may not sublicense the Licensed Content to third parties, or redistribute the Licensed Content outside the AOL Network, except that (a) AOL may sublicense or otherwise transfer the Licensed Content to its Affiliates for the same purposes and with the same restrictions set forth in this Agreement or in connection with an assignment of this Agreement and (b) nothing herein shall be deemed to restrict the ability of AOL Members or other users through the AOL Network to access and use the Licensed Content in accordance with AOL's then-standard Terms of Service.

          1.4  OTHER INTERACTIVE AREAS.

               1.4.1 AOL APPROVAL. ICP shall not be permitted to establish any "pointers" or links between the Licensed Content and any other area on or outside of the AOL Network, including, without limitation, sites on the World Wide Web portion of the Internet, without the prior written approval of AOL; provided, however, that the Online Area may link to from the ICP Internet Site so long as the ICP Internet Site is in compliance with the terms of this Agreement and the Online Area may contain a limited number of links which are editorial in nature (i.e., which point to contextually related information without exposing AOL Members to promotions or advertisements). In addition, AOL may restrict its approval (at any time) to specific portions of Content, Products, or functionality within a Linked Interactive Site. In such case, establishment of the link from the Licensed

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                      Content to the Linked Interactive Site will be subject
                      to mutual agreement of the Parties regarding the means by which access will be restricted to the approved portions of the Linked Interactive Site.

               1.4.2 MANAGEMENT. AOL shall have no obligations of any kind with respect to any Linked Interactive Site. ICP shall be responsible for any hosting or communication costs associated with any Linked Interactive Sites (including, without limitation, the costs associated with (i) any agreed-upon direct connections between the AOL Network and a Linked Interactive Site or (ii) a mirrored version of a Linked Interactive Site). Any Linked Interactive Sites shall be subject to the license set forth in Section 1.3 above. ICP will permit AOL Members to access and use any ICP Interactive Site free of charge during the Term. AOL Members shall not be required to go through a registration process (or any similar process) in order to access and use any ICP Interactive Site. Notwithstanding the foregoing, ICP may require registration for certain services or features of the ICP Internet Site so long as such registration process is not more burdensome for AOL Members than the registration process required by ICP for any other user of such services or features (whether on the ICP Internet Site or another ICP Interactive Site). For a period of one year after the expiration or earlier termination of this Agreement, ICP will allow AOL Members to access any ICP Interactive Site on terms and conditions no less favorable than the terms and conditions available to other users of the ICP Interactive Site. Upon prior written notice to AOL, ICP may require a surcharge for AOL Members to access a portion or portions of the Content described on Exhibit A-2, provided, (a) the portion or portions of Content for which a surcharge is required is not material; (b) the surcharge required of AOL Members is less than or equal to the surcharge required of any other user of such Content (whether on the ICP Internet Site or another ICP Interactive Site) and (c) AOL shall have the right to remove, or require ICP to remove, the access of AOL Members to the surcharged Content if such surcharge will create an adverse effect on the AOL Member experience, in AOL's reasonable judgment.

          1.5 CARRIAGE FEE. ICP shall pay AOL One Million Two Hundred Thousand Dollars ($1,200,000.00) as follows:

               1.5.1 CASH PAYMENT. ICP shall pay AOL One Million Two Hundred Thousand Dollars ($1,200,000.00) in four (4) equal installments during the Term, with the first payment being due within five (5) days after this Agreement is executed and each payment thereafter being due on the dates which are three (3) months, six (6) months, and nine (9) months, respectively, after the Effective Date.

          1.6  IMPRESSIONS GUARANTEE.  AOL shall provide ICP with at least
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               Impressions Guarantee").  For the purposes of this Agreement,
               ICP's presence on an AOL screen shall conform to the specifications set forth on Exhibit D (each, an "ICP Presence"), provided that only screens that contain a link to the Online Area, ICP Internet Site or a Welcome Mat will count against the Impressions Guarantee. In the event that the Impressions Guarantee is not met (or will not, in AOL's reasonable judgment, be met) during the Term, at AOL's option either (a) the Term shall be extended for up to six (6) months without additional carriage fees payable by ICP until the Impressions Guarantee is met, provided that any Impressions counted against the Impressions Guarantee during such extended Term shall be generated from ICP's presence within the Entertainment channel of the AOL Network (or any specific successor(s) thereof) or other screens mutually agreed upon by the Parties, or (b) AOL shall, from time to time, provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by AOL), provided that any Impressions counted against the Impressions Guarantee during such extended Term shall be generated from ICP's presence within the Entertainment channel of the AOL Network (or any specific successor(s) thereof) or other screens mutually agreed upon by the Parties, or (c) some combination thereof.

          1.7 ADVERTISING DISCOUNTS. During the Initial Term, ICP shall have the right to purchase from standard advertising banners within the AOL Service, subject to availability, at rates discounted by *** from AOL's standard advertising rate card. Such advertising shall be subject to the terms and conditions of AOL's then-standard advertising insertion order and advertising policies, including third party exclusivity restrictions.

2.        ADVERTISING AND TRANSACTIONS

          2.1 ADVERTISING SALES. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages which are included within, preceding, framing or otherwise associated with the Licensed Content or any Linked Interactive Sites). The specific advertising inventory within any AOL forms or pages shall be as reasonably determined by AOL. AOL hereby grants ICP the exclusive right to license or sell promotions, advertisements, links, pointers or similar services or rights through the Online Area ("Online Advertisements"), subject to
               (i) AOL's approval for each Online Advertisement; and AOL hereby grants ICP the right to license or sell promotions, advertisements, links, pointers or similar services or rights through the Welcome Mat(s) ("Welcome Mat Advertisements" and, collectively with Online Advertisements, "AOL Advertisements"), subject to AOL's approval for each Welcome Mat Advertisement.

          2.2  ADVERTISING POLICIES.

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               2.2.1  AOL ADVERTISEMENTS.  Any AOL Advertisements sold by ICP or its agents shall be subject to AOL's then-standard advertising policies. Any AOL Advertisements sold by ICP or its agents for the first screen of the Online Area shall be subject to AOL's exclusivity commitments to third parties.
               ICP shall not sell an AOL Advertisement to any Interactive
               Service.

               2.2.2 LINKED INTERACTIVE SITE ADVERTISEMENTS. In the event that AOL notifies ICP in writing that any advertising or promotional Content associated with any Linked ICP Interactive Site (a "Linked ICP Interactive Site Advertisement") is in violation of AOL's then-standard advertising policies, then ICP shall take commercially reasonable steps to block access by AOL Members to such advertising using ICP's then-available ad server or other technology. In the event that ICP cannot, through its commercially reasonable efforts, block access by AOL Members to the advertising in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the advertising in question using technology available to AOL or (ii) terminate the link from the AOL Network to the Linked ICP Interactive Site until such time as the advertising in question is no longer displayed. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

          2.3 ADVERTISING COMPLIANCE. ICP shall take all reasonable steps necessary to ensure that any AOL Advertisement sold by ICP complies with all applicable federal, state and local laws and regulations.

          2.4 INTERACTIVE COMMERCE. All merchandising on the Online Area, the Welcome Mat(s) and/or the ICP Internet Site shall be subject to (i) the terms of this Agreement, (ii) the requirements posted at keyword "Marketplace Policy" on the America Online-Registered Trademark- brand service (or such other keyword as AOL may designate during the Term), (iii) approval by AOL of all Products to be offered which approval shall not be unreasonably withheld, and (iv) the then-current requirements of AOL's merchant certification program. Prior to entering into negotiations with any third party regarding merchandising or commerce arrangements through the ICP Internet Site, ICP shall give AOL written notice of such desire and, upon request by AOL made within ten (10) business days after receipt of such notice from ICP, negotiate in good faith with AOL or its commerce or marketing partner in the applicable product/service category regarding a merchandising or commerce arrangement. ICP represents that it has in good faith negotiated with N2K regarding a commerce arrangement on the Online Area and/or the ICP Internet Site and has been unable to reach agreement.

3.        PRODUCTION AND SUPPORT

          3.1 PRODUCTION WORK. In the event that ICP requests AOL's production assistance in connection with (i) the initial development, design and construction of the Online Area, (ii) ongoing programming and maintenance related to the Online Area, (iii) a redesign of or addition to the Online Area (e.g., a change to an existing screen format or construction of a new custom form), (iv) construction

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               and maintenance of an approved advertising, sponsorship or promotional area or online "store," (v) production to modify work performed by a third party provider or (vi) any other type of production work, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production Standards & Practices (a copy of which will be supplied by AOL to ICP upon request). The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion.

          3.2  PUBLISHING TOOLS.   AOL shall make available to ICP AOL's
               proprietary publishing tools (each a "Tool") which are made available to AOL's similarly situated content partners in order to develop and implement the Licensed Content during the
               Term.   ICP shall be granted a nonexclusive license to use any
               such Tool, which license shall be subject to: (i) ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and
               (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

          3.3 TRAINING AND SUPPORT. AOL shall make available to ICP standard AOL training and support programs related to ICP's management and maintenance of the Licensed Content. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package; provided, however, that AOL will provide such training to two
               (2) of ICP's employees without charging a fee. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices), including such costs for the two (2) employees that AOL trains without charging a fee.

4.        PROMOTION

          4.1 COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying Content for marketing and promotional activities which relate to the Online Area.

          4.2 INTERACTIVE SITES. ICP shall provide AOL with the following promotions during the Term: promotions for AOL on each ICP Interactive Site appearing at least as prominently as any promotion (other than standard banner advertisements) for another Interactive Service on such ICP Interactive Site unless ICP receives full

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               value in cash or in-kind consideration for such promotion;
               provided, however, that ICP shall give AOL the first right to purchase any such promotions. ICP shall use best efforts to secure comparable promotions for the Online Area and AOL within any Linked Interactive Site controlled by a third party.

          4.3 PROMOTION PLAN. ICP shall use its best efforts to prominently and regularly promote AOL and the Online Area in publications, programs, features or other forms of media not specifically addressed elsewhere in this Section 4 over which ICP exercises at least partial editorial control. When promoting AOL, ICP shall promote AOL as the preferred access provider through which a user can access ICP's Content (and ICP shall not implement or authorize any other promotions on behalf of any third parties which are inconsistent with the foregoing). Promotion of AOL shall be at least as prominent as any promotion of any other Interactive Service.

          4.4 KEYWORD PROMOTION. In any instances when ICP makes promotional reference to an ICP Interactive Site, including any listings of the applicable "URL(s)" for such web site(s) (each a "Web Reference"), ICP shall include a listing of the AOL "keyword" for ICP's Online Area of comparable prominence to the Web Reference.

5.        PAYMENTS AND REPORTING.

          5.1 PAYMENT SCHEDULE. Except as otherwise specified in Section 1.5, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a quarterly basis within thirty (30) days of the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall (i) begin on the first day of the month following the month of execution of this Agreement and (ii) include the portion of the month of execution following the Effective Date (unless the Agreement was executed on the first day of a month, in which case the quarter shall be deemed to begin on the first day of such month). All payments by ICP hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number 323070752 at the Chase Manhattan Bank, 1 Chase Manhattan Plaza, New York, New York 10081 (ABA: 021000021), or such other account of which AOL shall give ICP written notice.

          5.2 REPORTING. On no less than a monthly basis, each Party shall supply or make available to the other Party reports containing the following information:

               5.2.1 ADVERTISING AND TRANSACTIONS. AOL shall provide detailed information to ICP regarding any AOL Advertisements sold by AOL or its agents. ICP will provide AOL with a quarterly report, within 30 days following the end of such quarter, with a reasonably accurate approximation, on an aggregated basis, of all merchandising activity which occurred during such quarter on the Online Area, the Welcome Mat.

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               5.2.2  USAGE DATA.  AOL shall make available to ICP a monthly report specifying usage information for the Online Area for the prior month in the format which is generally made available to similarly situated interactive content providers. In addition, for any ICP Interactive Site which AOL is caching, AOL shall supply ICP with monthly reports reflecting aggregate impressions by AOL Members to the cached version of the ICP Interactive Site during the prior month. For each Linked ICP Interactive Site, ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the Linked ICP Interactive Site during the prior month.

               5.2.3. PROMOTIONAL COMMITMENTS.  ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to
                      Section 4 in the form attached as Exhibit E hereto.

6.        CUSTOMIZED LINKED INTERACTIVE SITE

          6.1 PERFORMANCE. ICP shall optimize the ICP Internet Site for distribution hereunder according to AOL specifications and guidelines, including the Operating Standards set forth on Exhibit F attached hereto.

          6.2 CUSTOMIZATION. ICP shall customize the ICP Internet Site for AOL Members as follows:

                      (a) upon AOL's request, create a customized, co-branded home page "welcome mat" for the AOL audience for each area on the ICP Internet Site linked to from the AOL Network on a continuous basis (each a "Welcome Mat"), which Welcome Mat(s) shall be subject to AOL approval;

                      (b) ensure that AOL Members linking to the ICP Internet Site do not receive advertisements, promotions or links for any entity reasonably construed to be in competition with AOL or otherwise in violation of AOL's then-standard advertising policies or exclusivity commitments to third parties; and

                      (c) provide continuous navigational ability for AOL Members to return to an agreed-upon point on the AOL service (for which AOL shall supply the proper address) from ICP Internet Site (e.g., the point on the AOL service from which the ICP Internet Site is linked), which, at AOL's option, may be satisfied through the use of a hybrid browser format.

          6.3 CONTENT AND LINKS ON ICP INTERNET SITE. The ICP Internet Site shall consist of the Content described on Exhibit A-2 hereto. The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) which is not substantially similar to the types or categories of Content expressly described on Exhibit A-2 shall be subject to AOL's prior written approval. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to create a robust and engaging AOL member experience. ICP shall take reasonable efforts to ensure that AOL traffic is generally either kept within

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               the ICP Internet Site or channeled back into the AOL Network.
               To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from such site cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s).
               In the event that ICP cannot or does not so limit diverted traffic from the ICP Internet Site, AOL reserves the right to terminate such links from the AOL Network to the ICP Internet Site.

          6.4 REVIEW. ICP shall allow appropriate AOL personnel to have access to the ICP Internet Site for the purpose of reviewing such site to determine compliance with the provisions of this
               Section 6.

7.        TERM AND TERMINATION.

          7.1. TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement shall commence on the Effective Date and expire fourteen (14) months from the Effective Date ("Initial Term"). AOL shall have the right, at its option, to renew this Agreement for one (1) one-year renewal term (the "Renewal Term" and, together with the Initial Term, the "Term") by giving ICP written notice of such election not later than thirty (30) days prior to the expiration of the Initial Term. The Renewal Term shall be on the same terms and conditions contained herein except that (i) AOL shall have no further option to renew this Agreement, (ii) ICP shall not be obligated to make any additional payment pursuant to Section
               1.5 and (iii) ICP shall pay AOL twenty-five percent (25%) of revenues generated during the Renewal Term from all advertising, merchandising and commerce activities on the Online Area and/or from AOL-originated traffic on any ICP Interactive Sites (net of commissions not to exceed 20% of gross revenues). Upon the expiration or earlier termination of this Agreement, AOL shall have the option, for up to two (2) years, to use one or more ICP trademarks or tradenames as keywords and/or text-based links from the AOL Network to the ICP Internet Site.

          7.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof.

          7.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

          7.4 TERMINATION OF PRIOR AGREEMENT. As of the Effective Date, the Information Provider Agreement effective as of January 1, 1997 between ICP and AOL (together with any amendments or supplements thereto, the "Prior Agreement")

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               shall terminate and the Parties shall have no liability for matters accruing under the Prior Agreement after the Effective Date other than with respect to any provisions of the Prior Agreement which expressly survive the termination. ICP acknowledges that all amounts due ICP from AOL pursuant to the Prior Agreement have been paid in full.

8. TERMS AND CONDITIONS. The legal terms and conditions set forth on Exhibit C attached hereto are hereby made a part of this Agreement.


          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

AMERICA ONLINE, INC.                     STRAIGHT ARROW PUBLISHERS CO., L.P.


By:                                      By:
    --------------------------------         --------------------------------

Print Name:                              Print Name:
            ------------------------                 ------------------------

Title:                                   Title:
       -----------------------------            -----------------------------

Date:                                    Date:
      ------------------------------           ------------------------------

                                         Tax ID/EIN#:
                                                      -----------------------



                                         JAM TV CORPORATION


                                         By:
                                             --------------------------------

                                         Print Name:
                                                     ------------------------

                                         Title:
                                                -----------------------------

                                         Date:
                                               ------------------------------

                                         Tax ID/EIN#:
                                                      -----------------------


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                                    EXHIBIT A

EXHIBIT A-1:

THE ONLINE AREA SHALL CONTAIN UP TO AS MUCH CONTENT AS IS CONTAINED IN THE ICP INTERNET SITE. THE SPECIFIC CONTENT WILL BE OF THE SAME TYPES AND CATEGORIES OF CONTENT AS CONTAINED IN THE ICP INTERNET SITE. NOTHING CONTAINED HEREIN SHALL REQUIRE ICP TO PROVIDE EXACTLY OR SUBSTANTIALLY ALL THE SAME QUANTITY OR VARIETY OF CONTENT PROVIDED WITHIN THE ICP INTERNET SITE; PROVIDED, HOWEVER, THAT ICP SHALL CONTINUE TO PROGRAM THE ONLINE AREA IN SUBSTANTIALLY THE SAME MANNER AS IT IS PROGRAMMED AS OF THE EFFECTIVE DATE IN TERMS OF QUANTITY, BREADTH AND QUALITY OF CONTENT.

EXHIBIT A-2:

THE ICP INTERNET SITE SHALL CONTAIN CONTENT CATEGORIES THAT ARE EQUIVALENT IN NATURE TO THE VARIETY OF CONTENT AND THE GENERAL CONTENT GENRES PROVIDED WITHIN ROLLING STONE MAGAZINE. ALTHOUGH IT IS MUTUALLY AGREED THAT THE PRIMARY FOCUS OF THE ICP INTERNET SITE SHALL BE ON PROVIDING THE MOST COMPREHENSIVE AGGREGATION OF MUSIC AND MUSIC RELATED CONTENT, FOR PURPOSES OF THIS AGREEMENT, SUCH CONTENT CATEGORIES THAT ICP SHALL BE ENTITLED TO PUBLISH OR PRODUCE INCLUDE:

 - MUSIC NEWS, INFORMATION, AND MULTIMEDIA MATERIAL

 - ENTERTAINMENT INDUSTRY NEWS, INFORMATION, AND MULTIMEDIA MATERIAL

 - LIFESTYLE NEWS INFORMATION, AND MULTIMEDIA MATERIAL

 - TECHNOLOGY NEWS, INFORMATION, AND MULTIMEDIA MATERIAL

 - BOOK AND MAGAZINE NEWS, INFORMATION AND MULTIMEDIA MATERIAL

 - TV, MOVIE AND THEATRE NEWS, INFORMATION AND MULTIMEDIA MATERIAL

 - POLITICAL NEWS, INFORMATION AND MULTIMEDIA MATERIAL

IN ADDITION TO THE CONTENT CATEGORIES LISTED ABOVE, THE ICP INTERNET SITE SHALL ALSO CONTAIN DIFFERENT TYPES OF CONTESTS, PROMOTIONS, AND COMMUNITY RELATED ACTIVITIES INCLUDING MESSAGE BOARDS, INTERACTIVE GAMES, CHATS, ETC., SUBJECT TO THE TERMS OF THIS AGREEMENT.

IT IS UNDERSTOOD AND AGREED THAT THE TYPE OF CONTENT DESCRIBED ABOVE SHALL NOT BE CONSIDERED TO BE THE EXHAUSTIVE LIST OF CONTENT THAT ICP SHALL BE ENTITLED TO PUBLISH OR PRODUCE ON ITS ICP INTERNET SITE BUT ANY NEW CATEGORIES SHALL BE SUBJECT TO AOL APPROVAL, NOT TO BE UNREASONABLY WITHHELD.

A.1




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                                     EXHIBIT B

DEFINITIONS.  The following definitions shall apply to this Agreement:

AFFILIATE. Any agent, distributor or franchisee of AOL, or an entity in which AOL holds at least a nineteen percent (19%) equity interest.

AOL LOOK AND FEEL. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) which are associated with online areas within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S). Authorized users of the AOL Network, including any sub-accounts using the AOL Network under an authorized master account.

AOL SERVICE. The narrow-band U.S. version of the America Online-Registered Trademark- brand service, specifically excluding (a) AOL.com or any other AOL Interactive Site, (b) the international versions of an America Online service (e.g., AOL Japan), (c) "Driveway," "AOL NetFind-TM-," "AOL Instant Messenger-TM-," "Digital Cities", "NetMail-TM-" or any similar independent product or service which may be offered by, through or with the U.S. version of the America Online-Registered Trademark- brand service, (d) any programming or content area offered by or through the U.S. version of the America Online-Registered Trademark- brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online-Registered Trademark- brand service, (f) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (g) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL NETWORK. (i) The AOL Service and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the Licensed Content (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, international versions of the AOL brand service, and CompuServe). For the avoidance of doubt, without limitation, the AOL Network includes the AOL Australia Service, the AOL Canada Service, the AOL France Service, the AOL Germany Service, the AOL Japan Service and the AOL UK Service.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of negotiating and implementing the Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the content of negotiations between the Parties, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party or (e) required or reasonably advised to be disclosed by law.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

ICP INTERACTIVE SITE. Any interactive site or area (other than the Online
Area) which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses Content , including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet (including the ICP Internet Site) or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed "Active Desktop."

ICP INTERNET SITE. The Internet site and Content, currently located at URL:http://rollingstone.com, which are managed, maintained or owned by ICP or its agents or to which ICP licenses information, content or other materials.

IMPRESSION. User exposure to (i) the page containing an ICP Presence or (ii) a page of the ICP Internet Site, as the context may require, as such exposure may be reasonably determined and measured by the reporting Party in accordance with its standard methodologies and protocols.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an

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Internet service provider); (ii) a broad selection (i.e., not limited to a narrow subject matter or product category nor directed primarily at a narrow demographic audience) of aggregated third party interactive Content (or navigation thereto) (e.g., an online service or search and directory service); (iii) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time online messages.

KEYWORD-TM- SEARCH TERMS. The Keyword-TM- online search terms made available on the AOL Service for use by AOL Members, combining AOL's Keyword-TM- online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement).

LICENSED CONTENT. All Content provided by ICP or its agents to AOL or its Affiliates for distribution through the AOL Network in connection with the subject matter of this Agreement.

LINKED INTERACTIVE SITE. Any site or area outside of the AOL Service which is linked to the Online Area (through a "pointer" or similar link) in accordance with the terms and conditions of this Agreement. For the avoidance of doubt, the ICP Internet Site shall be deemed a Linked Interactive Site if the ICP Internet Site is linked to the Online Area.

LINKED ICP INTERACTIVE SITE. Any ICP Interactive Site which is also a Linked Interactive Site.

NEW MEMBER. Any person or entity (a) who registers for the AOL Network using ICP's special promotion identifier and (b) who remains an AOL Member for two paid billing cycles.

ONLINE AREA. The specific area within the AOL Network, as described in Exhibit A, which shall be developed, managed or marketed by ICP pursuant to this Agreement, including but not limited to the Licensed Content, message boards, chat and other AOL Member-supplied content areas contained therein (but excluding any Linked Interactive Sites other than sites which are exclusively available to AOL Members).

PRODUCTS. Any product, good or service which ICP offers, sells or licenses to AOL Members through (i) the Online Area, (ii) any Linked ICP Interactive Site or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the Online Area requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent permitted hereunder).





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                                     EXHIBIT C

I.  ONLINE AREA

AOL TERMS OF SERVICE; UNSPECIFIED CONTENT. AOL shall have the right to remove, or direct ICP to remove any Content from the Online Area or the Welcome Mat (or remove the link from, or otherwise block Content contained on, a Linked Interactive Site, which, as reasonably determined by AOL: (i) violates AOL's then-standard Terms of Service (as set forth on the America Online-Registered Trademark- brand service), the terms of this Agreement or any other standard, written AOL policy; (ii) violates the warranties made by ICP under the section below entitled "Management", or (iii) is not specifically described on Exhibit A. To the extent ICP wishes to implement any rules of conduct or terms of service related to the Online Area which are separate from or supplementary to AOL's Terms of Service, ICP must obtain the prior written approval of the AOL Legal Department.

MANAGEMENT. ICP shall review, delete, edit, create, update and otherwise manage all Content available on or through the Online Area, any Linked ICP Interactive Site and the Welcome Mat, including but not limited to the Licensed Content and message boards, in a timely and professional manner and in accordance with the terms of this Agreement, AOL's then-standard Terms of Service and any generally applicable guidelines and service standards for interactive content providers published by AOL. In managing the Online Area, ICP agrees to refrain from editing or altering any opinion expressed by an AOL Member within the Online Area, except in cases when ICP (i) has a good faith belief that the Content in question violates an applicable law, regulation, third party right or portion of AOL's Terms of Service or (ii) obtains AOL's prior approval. ICP shall ensure that the Online Area is reasonably current and well-organized, and shall employ all necessary procedures to insure the accuracy of the Licensed Content. ICP warrants that the Online Area, the Licensed Content, the Welcome Mat and any Linked Interactive Sites (i) will conform to AOL's applicable Terms of Service; (ii) will not infringe on or violate any copyright, trademark, patent or any other third party right, including without limitation, any music performance or other music related rights; and (iii) will not contain any Content which violates any applicable law or regulation. AOL shall have no obligations with respect to the Content available on or through the Online Area, the Welcome Mat or any Linked Interactive Site, including, but not limited to, any duty to review or monitor any such Content.

CHANGES TO AOL SERVICE. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service and/or other portions of the AOL Network. If AOL eliminates or modifies the screen(s) specified in Section 1.1 in a manner that substantially modifies the nature of the placements for ICP described in
Section 1.1 in a material adverse fashion, AOL will work with ICP in good faith to provide ICP with a comparable package of placements which are reasonably satisfactory to ICP.

CONTESTS. ICP shall take all steps necessary to ensure that any contest, sweepstakes or similar promotion conducted or promoted through the Online Area, a Linked Interactive Site or the Welcome Mat (a "Contest") complies with all applicable federal, state and local laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and (ii) upon AOL's request, an opinion from ICP's counsel confirming that any Contest complies with all applicable federal, state and local laws and regulations; provided, however, that ICP shall not be required to give AOL prior written notice of Contests are conducted in accordance with rules and processes which are not materially different from rules and processes previously approved in writing by AOL. Notwithstanding anything in this Agreement to the contrary, AOL may, at its option, refuse to promote, or link to any promotion for, any Contest if (without limiting the effect of any other provision of this Agreement) AOL reasonably believes that such Contest may subject AOL to legal or other liability.

AOL LOOK AND FEEL. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the Licensed Content or any Linked Interactive Site (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

OPERATIONS. AOL shall be entitled to require reasonable changes to Licensed Content or any Linked Interactive Site to the extent such Licensed Content will, in AOL's good faith judgment, adversely affect technical operations of the AOL Network.

DUTY TO INFORM. ICP shall promptly inform AOL of any information related to the Licensed Content which could reasonably lead to a claim, demand or liability of or against AOL and/or its Affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS; CUSTOMER SERVICE. ICP shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the Licensed Content by AOL Members or on request by AOL, and shall cooperate and assist AOL in promptly answering the same.

CLASSIFIEDS. To the extent ICP desires to implement any classifieds listing features through the Online Area, ICP shall obtain AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

MESSAGE BOARDS. Any Content submitted by ICP or its agents within message boards or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the Proprietary Rights section of the Terms of Service. ICP acknowledges

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that it has no rights or interest in AOL Member submissions to message boards within the Online Area.

STATEMENTS THROUGH AOL NETWORK. ICP shall not make, publish, or otherwise communicate through the AOL Network any deleterious remarks concerning AOL or it Affiliates, directors, officers, employees, or agents (including, without limitation, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by ICP based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

ACCOUNTS. ICP shall be granted a sufficient number of accounts, in AOL's discretion, for the America Online-Registered Trademark- brand service for the exclusive purpose of enabling it and its agents to perform ICP's duties under this Agreement. The accounts shall be of the type determined by AOL to be necessary for ICP to perform its duties hereunder, and shall be subject to such monthly subscription charges as AOL shall determine (not to exceed monthly subscription charges generally available to the public for a similar type of account), provided, however, that in any event ICP shall be responsible for any surcharges, including, without limitation, all premium charges, transaction charges and any applicable communication surcharges incurred by any such account. ICP shall be responsible for the actions taken under or through its accounts (which actions are subject to AOL's then-standard Terms of Service) Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights shall automatically terminate. AOL shall have no liability for loss of any data or content related to the proper termination of any account.

KEYWORDS. Any Keyword Search Terms to be directed to the Online Area shall be
(i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword-TM- search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest Partner holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

LAUNCH DATE. In the event that any terms contained herein relate to or depend on the commercial launch date of the online area or other property contemplated by this Agreement (the "Launch Date"), then it is the intention of the Parties to record such Launch Date in a written instrument signed by both Parties promptly following such Launch Date; provided that, in the absence of such a written instrument, the Launch Date shall be as reasonably determined by AOL based on the information available to AOL.

II.   TRADEMARKS

TRADEMARK LICENSE. In designing and implementing the Promotional Materials and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online-Registered Trademark-" brand service, "AOL-TM-" service/software and AOL's triangle logo; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP associated with the Online Area (collectively, together with the AOL marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

RIGHTS. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS/PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any marketing, advertising, press releases or other promotional materials related to the Online Area and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials"); provided, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Online Area on the AOL Network, or use of screen shots of the Online Area (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the Online Area and

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the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, , rules or regulations of any other applicable governing body.

V.  RELATIONSHIP WITH AOL MEMBERS

SOLICITATION OF SUBSCRIBERS. During the Term and for the two-year period following the expiration or termination of this Agreement, neither ICP nor its agents will use the AOL Network to (i) solicit or participate in the solicitation of AOL Members when that solicitation is for the benefit of any entity (including ICP) which could reasonably be construed to be or become in competition with AOL or (ii) promote any services which could reasonably be construed to be in competition with services available through AOL including, but not limited to, services available through the Internet (e.g., an ICP Interactive Site). ICP may not send any AOL Member unsolicited e-mail communications on or through the AOL Network without a "Prior Business Relationship." For purposes of this Agreement, a "Prior Business Relationship" shall mean that the AOL Member has either (i) purchased Products from ICP through the AOL Network or (ii) voluntarily provided information to ICP through a contest, registration, or other communication, which included clear and conspicuous notice to the AOL Member that the information provided by the AOL Member could result in an e-mail being sent to that AOL Member by ICP or its agents. A Prior Business Relationship does not exist solely by virtue of an AOL Member's visit to the Online Area (absent the additional elements described above). In any commercial e-mail communications to AOL Members which are otherwise permitted hereunder, ICP will provide the recipient with a prominent and easy means to "opt-out" of receiving any future commercial e-mail communications from ICP.

COLLECTION OF MEMBER INFORMATION. ICP is prohibited from collecting AOL Member screennames from public or private areas of the AOL Network, except as specifically provided below. ICP shall ensure that any survey, questionnaire or other means of collecting Member Information including, without limitation, requests directed to specific AOL Member screennames and automated methods of collecting screennames (an "Information Request") complies with (i) all applicable laws and regulations, (ii) AOL's applicable Terms of Service, and (iii) any privacy policies which have been issued by AOL in writing during the Term (or, in the case of a Linked ICP Interactive Site, ICP's standard privacy policies, to the extent such policies are prominently published on the site and provide adequate notice and disclosure to users regarding ICP's collection, use and disclosure of any user
information) (collectively, the "Applicable Privacy Policies").   Each
Information Request shall clearly and conspicuously specify to the AOL Members at issue the purpose for which Member Information collected through the Information Request shall be used (the "Specified Purpose").

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USE OF MEMBER INFORMATION.  ICP shall restrict use of the Member Information collected through an Information Request to the Specified Purpose. In no event shall ICP (i) provide AOL Member names, screennames, addresses or other identifying information ("Member Information") to any third party (except to the extent specifically (a) permitted under the Applicable Privacy Policies or (b) authorized by the AOL Members in question) or (ii) otherwise use any Member Information in contravention of the above section regarding "Solicitation of Members."

E-MAIL NEWSLETTERS.   Any e-mail newsletters sent to AOL Members by ICP or
its agents shall (i) be subject to AOL's policies on use of the e-mail functionality, including but not limited to AOL's policy on unsolicited bulk e-mail, (ii) be sent only to AOL Members requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) not contain any advertisements, marketing or promotion for any other Interactive Service.

VI.  TREATMENT OF CLAIMS

LIABILITY. THE LIABILITY OF STRAIGHT ARROW PUBLISHERS CO., L.P. AND JAM TV CORPORATION HEREUNDER SHALL BE JOINT AND SEVERAL; PROVIDED, HOWEVER, THAT JAM TV CORPORATION, AND NOT STRAIGHT ARROW PUBLISHERS CO. L.P. SHALL BE RESPONSIBLE FOR THE PAYMENTS SET FORTH IN SECTIONS 1.5 AND 33. IN NO EVENT SHALL STRAIGHT ARROW PUBLISHERS CO. L.P. BE RESPONSIBLE FOR THE PAYMENTS SET FORTH IN SECTIONS 1.5 AND 33. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ONLINE AREA OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN THE AGGREGATE AMOUNTS PAYABLE HEREUNDER AS OF THE DATE LIABILITY ACCRUED.

NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, THE ONLINE AREA OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE ONLINE AREA.

INDEMNITY. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement.

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten
(10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

ACKNOWLEDGMENT. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

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VII.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute within such timeframe, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph (a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) proprietary rights, including but not limited to intellectual property and confidentiality, and
(ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration. Such arbitration shall be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein.
 Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply IN TOTO. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages only. Any award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia

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and the federal courts situated in the Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitratrion proceeding.

VIII.  MISCELLANEOUS

AUDITING RIGHTS. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each Party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other Party which are directly related to amounts payable to the Party requesting the audit pursuant to this Agreement. Any such audit may be conducted after twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, a Party shall be entitled to provide the other Party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

EXCUSE. Neither Party shall be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice@AOL.com" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

SURVIVAL. Section 1.3.2 of this Agreement, and Sections IV, V, VI, and VII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

ASSIGNMENT. ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any Successor to ICP (including,

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without limitation, by way of merger or consolidation) shall be subject to
AOL's prior written approval. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity.

APPLICABLE LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the Commonwealth of Virginia, in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.

EXPORT CONTROLS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS.   The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.





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                                   EXHIBIT D

                FORMAT FOR ICP'S PRESENCE ON THE AOL NETWORK

-         Any ICP trademark or logo

-         Any headline or picture from ICP content

-         Any teaser, icon, link to the Online Area, ICP Internet Site or
          Welcome Mat

- Any other Content which originates from, describes or promotes ICP or ICP's Content









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                                   EXHIBIT E

                 CERTIFICATION OF COMPLIANCE WITH COMMITMENTS
                             REGARDING PROMOTIONS

Pursuant to Section 4 of the Interactive Services Agreement between ______________ ("ICP") and America Online, Inc. ("AOL"), dated as of
_________________, 1997 (the "Agreement"), the following report is delivered to AOL for the month ending __________ (the "Month"):

I.        PROMOTIONAL COMMITMENTS

ICP hereby certifies to AOL that ICP completed the following promotional commitments during the Month:

        TYPE OF                  DATE(s) OF            DURATION/CIRCULATION          RELEVANT
        PROMOTION                PROMOTION             OF PROMOTION                  CONTRACT SECTION
--------------------------------------------------------------------------------------------------------
1.

--------------------------------------------------------------------------------------------------------
2.

--------------------------------------------------------------------------------------------------------
3.



IN WITNESS WHEREOF, this Certificate has been executed this ___ day of ___________, 199_.


-------------------------------------


By:
    ---------------------------------

Print Name:
            -------------------------

Title:
       ------------------------------

Date:
      -------------------------------




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                                     EXHIBIT F

                                OPERATING STANDARDS

1. HOSTING; CAPACITY. ICP will provide all computer hardware (e.g., servers, routers, network devices, switches and associated hardware) in an amount necessary to meet anticipated traffic demands, adequate power supply (including generator back-up) and HVAC, adequate insurance, adequate service contracts and all necessary equipment racks, floor space, network cabling and power distribution to support the ICP Internet Site. ICP is fully responsible for the maintenance and the day-to-day operation of the
          ICP Internet Site implementation.   ICP will provide AOL with a
          detailed Network diagram. In addition, ICP will provide AOL with detailed information regarding separate file downloads available from the ICP Internet Site, including file size, type and download/installation procedures.

2. SPEED; ACCESSIBILITY. ICP will ensure that the performance and availability of the ICP Internet Site (a) is monitored on a continuous, 24/7 basis and (b) remains reasonably competitive in all material respects with the performance and availability of other similar sites based on similar form technology. ICP will use commercially reasonable efforts to ensure that: (a) the functionality and features within the ICP Internet Site are optimized for the client software then in use by AOL Members; and
          (b) the ICP Internet Site is designed and populated in a manner that minimizes delays when AOL Members attempt to access such site.
           At a minimum, ICP will ensure that ICP Internet Site's data transfer initiates within fewer than fifteen (15) seconds on average. Prior to launch of any promotions described herein, ICP will permit AOL to conduct performance and/or load testing of the ICP Internet Site (in person or through remote communications) until AOL is reasonably satisfied that launch can occur, to include but not be limited to the following areas: AOL Compatibility Testing (AOL Client V3.0, Windows 95/Macintosh, Browser: MSIE 3.X/MSIE 2.1; AOL Client V4.0, Windows 95/Macintosh, Browser: MSIE 3.X); Caching Implementation; Graphics Quality; User Interface and Functional Testing; Review of Advanced Web Technologies; Load Testing; Website Architecture (Hardware, Network Configuration Software - Web Servers, Databases, etc.); Network Redundancy and Reliability; Performance Thresholds (Network Bandwidth, Web Server Capacity, Simultaneous Users); and Electronic Commerce (Encryption Validation, Encryption Technology -SSL V2/V3, PCT, Commerce Implementation Review - Cookies, iCat, Webforce, etc., Facility Physical Security, Safeguards Related to Private Customer Information).

3. USER INTERFACE. ICP will maintain a graphical user interface within the ICP Internet Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess compliance with respect to such consultation and with respect to ICP's compliance with the preceding sentence.

4. SERVICE LEVEL RESPONSE. ICP agrees to use commercially reasonable efforts to provide the following service levels in response to problems with or improvements to the ICP Internet Site:

          -For material functions of software that are or have become substantially inoperable (e.g., inability to access website or conduct transactions), ICP will provide a bug fix or workaround within four (4) hours after the first report of such error to AOL and the ICP.

          -For functions of the software that are impaired or otherwise fail to operate in accordance with agreed upon specifications (e.g., search engine), ICP will provide a bug fix or workaround within twenty-four (24) hours after the first report of such error to AOL and the ICP.

          -For errors disabling only certain non-essential functions (e.g., broken links or noncritical applications), ICP will provide a bug fix or workaround within fourteen (14) days after the first report of such error to AOL and the ICP.

          -For all other errors, ICP will address these requests on a case-by-case basis as soon as reasonably feasible.

5. MONITORING. ICP will provide AOL with ICP's detailed escalation procedures (e.g., contact names and notification mechanisms such as email, phone, page, etc.) and notification of any scheduled or unscheduled downtimes. AOL Network Operations Center will work with ICP's designated technical contacts in the event of any performance malfunction or other emergency related to the ICP Internet Site and will either assist or work in parallel with ICP's contact using ICP tools and procedures, as applicable. The Parties will develop a process to monitor performance and member behavior with respect to access, capacity, security and related issues both during normal operations and during special promotions/events.

6. TELECOMMUNICATIONS. The Parties agree to explore encryption methodology to secure data communications between the Parties' data centers such that no private member information requested by the ICP will be transferred unencrypted. The network between the Parties will be configured such that no single component failure will significantly impact AOL Members. The network will be sized such that no single line runs at more than 70% average utilization for a 5-minute peak in a daily period.

7. SECURITY REVIEW. ICP and AOL will work together to perform an initial security review of, and to perform tests of, the ICP system, network, and service security in order to evaluate the security risks and provide recommendations to ICP, including periodic follow-up reviews as reasonably required by ICP or AOL. ICP will use commercially reasonable best efforts to fix any security risks or breaches of security as may be identified by AOL's Operations Security. Specific services to be performed on behalf of AOL's Operations Security team will be as determined by AOL in its sole discretion.

8. TECHNICAL PERFORMANCE. ICP will perform the following technical obligations (and any reasonable updates thereto from time to time by AOL):

          -ICP will design the ICP Internet Site to support the Windows version of the Microsoft Internet Explorer 3.0 and 4.0 browser, the Macintosh version of the Microsoft Internet Explorer 2.1 and 3.0, and make commercially reasonable efforts to support all other AOL browsers listed at: "http://webmaster.info.aol.com/BrowTable.html."

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*** CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS INFORMATION ***

          -ICP will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
          "http://webmaster.info.aol.com/Brow2Text.html."

          -ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text") and to adhere to AOL's parameters for refreshing cached information listed at HTTP://WEBMASTER.INFO.AOL.COM/CACHETEXT.HTML.

9. AOL INTERNET PRODUCTS PARTNER SUPPORT. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Internet Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Internet Site's software, hardware and network architecture and access to the ICP Internet Site for purposes of such performance and load testing as AOL elects to conduct. As described elsewhere in this Agreement, ICP is fully responsible for all aspects of hosting and administration of the ICP Internet Site and must ensure that the site satisfies the specified access and performance requirements as outlined in this Exhibit.




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10.















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